Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM FILES FDA 510(k) APPLICATION FOR U.S. MARKETING CLEARANCE OF

ExcellagenXL™ TOPICAL GEL and ExcellagenFX™ FLOWABLE COLLAGEN

PROTEIN-BASED MATRIX FOR DIABETIC, PRESSURE AND

VENOUS ULCERS AND OTHER DERMAL WOUNDS

SAN DIEGO, CA – December 3, 2009 – Cardium Therapeutics (NYSE Amex: CXM) announced today that its wholly-owned subsidiary, Tissue Repair Company, submitted a 510(k) premarket notification filing with the U.S. Food and Drug Administration (FDA) seeking marketing clearance of its Excellagen™ product candidate based on positive data from the Company’s recently completed Phase 2b Matrix clinical study. Today’s submission with the FDA covers ExcellagenXL™ and ExcellagenFX™, advanced wound care management medical devices comprising customized collagen protein-based topical gels designed for use by health care professionals for patients with dermal wounds, which can include diabetic ulcers, pressure ulcers, venous ulcers, tunneled/undermined wounds, surgical and trauma wounds, second degree burns, and other types of wounds.

The 510(k) submission is based in part on positive findings from the Company’s Phase 2b Matrix clinical study, reported on October 14, 2009, demonstrating substantial improvements in wound healing responses in patients with non-healing diabetic foot ulcers following one or two applications of Excellagen, an enhanced, customized collagen-based gel matrix. ExcellagenXL is designed for use by health care professionals in a clinical setting and as an adjunct to standard of care topical wound therapy, which in the case of diabetic ulcers typically includes surgical debridement and off-loading. The ExcellagenFX kit is designed for use by health care providers in a clinical setting in the treatment of larger soft tissue or tunneling wounds that may occur with pressure, venous and diabetic ulcers, and surgical wounds. The ExcellagenFX flowable matrix product allows for deeper administration and direct intimate contact with the wound bed in these more complex, irregular and difficult to access wounds.

Based on the unique properties of the highly purified and enhanced Type-I collagen protein used, Excellagen gel requires storage at standard refrigeration temperatures (2°C - 8°C) and will be packaged in sterile, pre-filled single-use syringes for topical administration by health care professionals. Other categories of advanced wound care products are manufactured with alginates, hydrogels and hydrocolloids in structured, membrane or granular product configurations, or require hydration, mixing and reconstitution immediately prior to patient administration. The Company’s Excellagen fibrillar collagen protein gel is a physiologic formulation consisting of a bioactive and biodegradable material that promotes effective wound management by providing a moist protective barrier and stimulates the natural wound healing process through the promotion of cell migration and capillary in-growth to support tissue regeneration.

ExcellagenXL is currently planned for use at one- to two-week intervals (with weekly outer dressing changes) and as an adjunct to surgical debridement. ExcellagenXL will be supplied in a kit configuration containing four single-use 1.0 cc syringes, each containing 0.5 cc of Excellagen gel, and four sterile flexible applicators to facilitate topical administration over the wound site. The ExcellagenFX kit will consist of one single-use 10.0 cc syringe containing 4.0 cc of Excellagen gel, and one single-use sterile flexible applicator designed for deeper administration at the wound site and is planned for use in more complex and difficult to access deep soft tissue wounds.

“The submission of our FDA 510(k) premarket notification for Excellagen collagen protein-based product candidate for topical administration to partial and full-thickness wounds represents an important first step forward in the commercialization of our Excellagen technology platform. Our advanced wound healing technology platform also involves Cardium’s Gene Activated Matrix technology which covers DNA-based wound healing, as well as DNA-based orthobiologics. The Excellagen product platform provides us with a more near-term opportunity to introduce these products into the large and rapidly-growing market for advanced wound care. As recently reported, we plan to develop and introduce additional new product opportunities by incorporating other agents into the Excellagen formulation, including antimicrobials, DNA and/or other biologics, which will be designed to address particular wound healing and other tissue repair applications,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s investment portfolio includes the Tissue Repair Company and Cardium Biologics, medical technology companies primarily focused on the development of innovative therapeutic products for wound healing, bone repair, and cardiovascular indications. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that the U.S. Food and Drug Administration will grant marketing clearance of the ExcellagenXL™ and ExcellagenFX™ product candidates or that we can successfully introduce these or additional products into advanced wound care markets; that Excellagen, Excellarate or our other candidates will prove to be sufficiently safe and effective, or that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures, or that clinical studies even if successful will lead to product advancement or partnering; that the Excellagen or Excellarate product candidate offers the potential for simpler or more cost-effective treatment for physicians and patients than other FDA-approved products that currently are or will be on the market; that the Matrix clinical study program or other human clinical trials can be conducted and completed in an efficient and successful manner; that we can develop a DNA-based orthobiologics product portfolio; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that FDA or other regulatory clearances or other certifications, or other commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; or that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2009 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics™ and Generx® are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™ and Osteorate™

are trademarks of Tissue Repair Company.